Exhibit 99.1

LaserCard Corporation Reports Financial Results for FY07 First Quarter

Mountain View, Calif. - August 3, 2006 - LaserCard Corporation (NASDAQ:LCRD), a leading supplier of ID credentials used in biometric identification, today announced the financial results for its fiscal 2007 first quarter ended June 30, 2006.

Revenues for the first quarter of fiscal 2007 were $10.6 million, compared with $14.1 million in the prior quarter and $7.0 million in the same quarter a year ago. The net income for the first quarter of fiscal 2007 was $212,000, or $.02 per diluted share, compared with $1.9 million or $0.15 per diluted share in the prior quarter, and a net loss of $1.7 million or a loss of $0.15 per diluted share, in the same quarter a year ago.

LaserCard® optical memory card revenues for the quarter were $7.5 million compared with $3.9 million in the first quarter of fiscal 2006. Revenues from specialty cards and printers totaled $2.9 million compared with $2.8 million in the same quarter a year ago.

Cash
LaserCard Corporation’s cash, cash equivalents, and short-term investments were $23.4 million at June 30, 2006 compared with $23.5 million at March 31, 2006.

“We are pleased to have had a profitable first quarter with breakeven operating results,” said Richard Haddock, CEO of LaserCard. “The first quarter was bolstered by $2.1 million in revenue derived from shipments of sports membership logbook cards to a customer in Slovenia. We also recorded SFAS 123(R) stock option compensation expense for the first time of approximately $400,000, which was partially offset by a one-time benefit of approximately $200,000 from implementation of SFAS 151.”

“The newly elected Italian government established a commission to make recommendations to improve the efficiency, cost effectiveness and speed of roll-out of the national citizen ID card program,” said Haddock. “Any such plan will take time to implement, so we expect the receipt of a significant order to be further delayed possibly until our third fiscal quarter. As a result, we currently expect a loss for the second quarter and first half of fiscal 2007, followed by a profitable second half and full fiscal year.”

Earnings Results Conference Call
LaserCard will hold a conference call to discuss the company's fiscal 2007 first quarter results today, August 3, 2006, at approximately 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. For access to the conference call, please call 517-308-9001 by 1:50 p.m. Pacific Time. A taped replay of the call will be available for one week. To access the replay, please call 203-369-2035. You will need to reference the passcode “LaserCard” and the conference leader “Richard Haddock.” To listen to the call via the Internet, please log on to: www.lasercard.com or www.vcall.com. The Internet Webcast will be archived for one year.

About LaserCard Corporation
LaserCard Corporation (www.lasercard.com) manufactures and markets LaserCard® optical memory cards with IDLock™, chip-ready Optical/Smart™ cards and other advanced-technology secure identification cards. The Company has sold over 35 million secure ID cards to meet the demanding requirements for border security, immigration and national identification in countries around the world, including the United States, Canada, and Italy. In addition, the Company manufactures optical card read/write drives and develops optical card system software, card-related ID subsystems and peripherals. The Company operates a wholly owned German subsidiary, Challenge Card Design Plastikkarten GmbH, which manufactures advanced-technology cards and also markets cards, system solutions, and card personalization printers under the cards & more brand.

Forward Looking Statement Disclaimer

All statements contained in this news release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as may, will, intends, expects, plans, visualizes, believes, anticipates, and estimates. Forward-looking statements in this news release include our expectation that we will receive a significant Italian order which may possibly be delayed until our third fiscal quarter and that as a result we will incur a loss in the second quarter and first half and a profit in the second half and full year of fiscal 2007. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether the commission will come up with a plan that the Italian government will implement and whether any such implementation would result in an order under which we could make substantial deliveries during the second half of fiscal 2007; whether we will be able to timely make and deliver quality cards to Italy when ordered; whether our other programs, particularly in the U.S. and a Middle Eastern country continue as we expect; and whether we incur any unexpected cost in the second half of fiscal 2007 as well as the risk factors detailed in the Company's Form 8-K, 10-K, 10-Q, and other filings with the Securities and Exchange Commission. Due to these and other risks, the Company's future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, the Company undertakes no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

LASERCARD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	June 30,
	2006	2005

Revenues	$10,554	$6,994
Cost of product sales (includes $87 stock-based compensation in 2006)	6,389	5,154
Gross profit	4,165	1,840

Operating expenses:
Selling, general, and administrative expenses (includes $221 and $32 stock-based compensation in 2006 and 2005, respectively)	3,420	3,131
Research and development expenses (includes $106 stock-based compensation in 2006)	745	499
Total operating expenses	4,165	3,630
Operating income (loss)	-	(1,790)

Other income, net	206	96

Income (loss) before income taxes	206	(1,694)

Income tax benefit	(6)	—

Net income (loss)	$212	$(1,694)

Net income (loss) per share:
Basic	$0.02	$(0.15)
Diluted	$0.02	$(0.15)

Weighted-average shares of common stock used in computing net income (loss) per share:
Basic	11,768	11,345
Diluted	12,280	11,345

LASERCARD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	June 30,	March 31,
	2006	2006*
ASSETS
Current assets:
Cash and cash equivalents	$3,703	$2,121
Short-term investments	19,700	21,350
Accounts receivable, net of allowance	3,480	4,920
Inventories, net of reserve	8,324	8,874
Deferred contract costs	1,237	1,041
Prepaid and other current assets	1,453	1,268
Total current assets	37,897	39,574

Property and equipment, net	12,852	12,306
Deferred long-term contract costs	611	—
Equipment held for resale	6,023	5,877
Patents and other intangibles, net	900	889
Goodwill	3,321	3,321
Notes receivable	213	205
Other non-current assets	166	163
Total assets	$61,983	$62,335

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,491	$3,311
Accrued liabilities	2,678	3,118
Deferred tax liabilities	578	568
Advance payments from customers	2,194	1,772
Deferred revenue	489	459
Total current liabilities	7,430	9,228

Advance payments from customer	18,500	18,500
Deferred revenue	2,000	2,000
Long-term deferred rent	648	590
Total liabilities	28,578	30,318

Commitments and contingencies

Stockholders' equity:
Common stock	118	117
Additional paid-in capital	59,359	58,255
Accumulated deficit	(26,139)	(26,351)
Accumulated other comprehensive income (loss)	67	(4)
Total stockholders' equity	33,405	32,017

Total liabilities and stockholders’ equity	$61,983	$62,335

*Amounts derived from audited financial statements at the date indicated.